UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): December 12, 2016

PRIMO WATER CORPORATION (Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

New Senior Secured Credit Facilities

On December 12, 2016, Primo Water Corporation and certain of its domestic subsidiaries (the “Companies”) entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent for the lenders, providing for:

●

a five-year $186 million term loan facility (the “Term Loan Facility”) the proceeds of which were used to finance the merger, including payment of the cash portion of the merger consideration, retirement of certain indebtedness of Glacier in connection with the merger, and payment of existing indebtedness and certain costs and expenses related to the transactions; and

●

a five-year $10 million revolving loan facility (the Revolving Facility”, and together with the Term Loan Facility, the “Credit Facilities”), the proceeds of which will be used for, among other things, working capital, capital expenditures and general corporate purposes.

The Credit Facilities are subject to customary borrowing conditions.

Interest and Fees. The interest rates under the Credit Agreement will be calculated, at the option of the Companies, at either a base rate (which may be derived from the federal funds effective rate) or a London Interbank Offered Rate (“LIBOR”), subject to floors of 4.0% for the base rate and 1.0% per annum for LIBOR, respectively, and plus, in each case, a margin, initially set at 5.50% per annum with respect to LIBOR loans and 4.50% per annum for base rate loans. Interest rate margins for the loans will step down upon the achievement of consolidated leverage ratios specified in the Credit Agreement. A commitment fee of 0.50% per annum will be payable quarterly on the average undrawn portion of the Revolving Facility.

Amortization and Prepayment. The Term Loan Facility will require annual amortization payments (payable in quarterly installments beginning March 31, 2017) equal to 1% per annum with respect to loans under the Term Loan Facility, with the remaining amount due at final maturity.

In addition, the Term Loan Facility must be prepaid in certain amounts subject to the occurrence of certain events or conditions, including non-ordinary course asset dispositions, issuance of certain debt obligations not permitted by the Credit Agreement, issuance of common equity (subject to certain exceptions), receipt of insurance proceeds (subject to certain exceptions) and certain amounts of Excess Cash Flow (as defined in the Credit Agreement).

Voluntary prepayments and commitment reductions will be permitted in whole or in part, subject to minimum prepayment or reduction requirements; provided that voluntary prepayments of certain loans on a date other than the last day of the relevant interest period will be subject to the payment of customary breakage costs, if any, and prepayments of term loans are subject to a penalty of 2.0% in the first 24 months following the closing date, a penalty of 1.0% in the next 12 months and 0% thereafter. In the event of a prepayment or commitment reduction as a result of a sale of all or substantially all of the capital stock or assets of the Companies, the prepayment penalty will be 2.00% in the first 12 months following the closing date, 1.00% in the next 12 months, and 0% thereafter.

Guarantees and Collateral. The Credit Facilities and related obligations are guaranteed by all direct and indirect wholly-owned U.S. subsidiaries of Primo, existing and future, subject to exceptions for immaterial subsidiaries. The Credit Facilities and related obligations are secured by a first priority lien on substantially all assets of the Companies, but no more than 65% of the voting equity of the Companies’ first-tier non-U.S. subsidiaries.

Financial Covenants. The Companies will be required to maintain a maximum fixed charge coverage ratio of 1.20:1.00 beginning with the fiscal quarter ending March 31, 2017, a maximum Total Leverage Ratio of 4.25:1.00 beginning with the fiscal quarter ending December 31, 2016, and minimum consolidated liquidity of $3,500,000, with the financial ratios to be tested as of the last day of each fiscal quarter thereafter, and the minimum liquidity to be required at all times. The required financial ratios will step down to lower levels in future periods as provided in the Credit Agreement.

Other Provisions. The Credit Agreement contains negative covenants that, subject to exceptions, restrict the Companies’ ability to, among other things:

●	declare dividends or redeem or repurchase equity interests;
●	prepay, redeem or purchase debt;
●	incur liens and engage in sale-leaseback transactions;
●	make loans and investments;
●	incur additional indebtedness;
●	amend or otherwise alter debt and other material agreements;
●	make capital expenditures;
●	engage in mergers, acquisitions and asset sales;
●	transact with affiliates; and
●	engage in businesses that are not related to our existing business.

The Credit Agreement also contains customary affirmative covenants, reporting covenants, representations, and events of default, including a cross-default to other material debt, as well as a change of control default, and also requires that, within 60 days following the closing date (or such later date that the administrative agent may agree in writing), Glacier Water merge into Primo and, by April 30, 2017 (or such later date that the administrative agent may agree in writing), the Companies complete a reorganization to form a new holding company for the Companies. If an event of default occurs, the lenders will be entitled to take enforcement action, including acceleration of the Credit Facilities and all actions permitted to be taken by a secured creditor.

The Credit Agreement contains customary provisions with respect to defaulting lenders confidentiality, expense reimbursement, and indemnification.

The foregoing summary of the Credit Facilities does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated is herein by reference.

Item 1.02         Termination of a Material Definitive Agreement.

On December 12, 2016, in connection with the closing of the Merger (as defined in Item 2.01 below), Primo used proceeds from the Credit Agreement to (i) repay in full $23.2 million, constituting all aggregate outstanding indebtedness, including principal, interest, fees and all other amounts due in connection with such repayment under Primo’s (a) Senior Secured Floating Rate Revolving Note, dated June 20, 2014 (the “Floating Rate Revolving Note”) and (b) 7.80% Senior Secured Fixed Rate Term Note, dated June 20, 2014 (the “Fixed Rate Term Note”); and (ii) terminate all obligations under the Floating Rate Revolving Note, the Fixed Rate Term Note and that certain Note Purchase Agreement, dated June 20, 2014, by and among Primo, Primo Products, LLC, Primo Direct, LLC, Primo Refill, LLC, Primo Ice, LLC, Primo Refill Canada Corporation, The Prudential Life Insurance Company of America and PICA Hartford Life Insurance Comfort Trust, as amended by that certain First Amendment to Note Purchase Agreement, dated as of March 7, 2016, and as further amended by that certain Second Amendment to Note Purchase Agreement, dated as of October 28, 2016 (as amended, the “Prudential Note Purchase Agreement” and, collectively with the Floating Rate Revolving Note and Fixed Rate Term Note, the “Prudential Note Documents”). In connection with the payoff, the security interests granted pursuant to the Prudential Note Documents were terminated and released. The $23.2 million repayment by Primo includes an early termination prepayment penalty of $2.8 million.

Item 2.01        Completion of Acquisition or Disposition of Assets.

On December 12, 2016, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated October 9, 2016, by and among the Company, Primo Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Glacier Water Services, Inc., a Delaware corporation (“Glacier”), and David Shladovsky (the “Stockholder Representative”), the Company completed the merger of Merger Sub with and into Glacier (the “Merger”). Following the Merger, Glacier will continue as a wholly owned subsidiary of the Company. The completion of the acquisition follows the requisite approval of the merger by Glacier’s stockholders, which was obtained by the solicitation of written consents.

Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Glacier common stock (other than shares for which appraisal rights under Delaware law were properly exercised) was converted into the right to receive approximately (i) $12.18 in cash, (ii) 0.87 of a share of Primo common stock and (iii) a warrant to purchase 0.55 of a share of Primo common stock (collectively, the “Per Share Merger Consideration”). In addition, each outstanding Glacier stock option was cancelled and each holder of Glacier stock options received, in exchange for such options and in accordance with the terms of the Merger Agreement, consideration based on the difference between the value of the Per Share Merger Consideration (less the value ascribed to the warrants to purchase shares of Primo common stock) and the per share exercise price of such Glacier stock option. In addition, each minority LLC common unit of Glacier Water Holdings, LLC was cancelled and terminated, and Glacier Water Holdings, LLC received Per Share Merger Consideration for each minority LLC common unit that it would have been entitled to receive if each such minority LLC common unit were instead one share of Glacier common stock.

Primo paid approximately $273.0 million in aggregate consideration in connection with the Merger subject to the terms of the Merger Agreement, consisting of (i) approximately $50.0 million in cash, (ii) approximately $36.0 million in shares of Primo common stock, (iii) the assumption or retirement of approximately $177.0 million of net indebtedness and preferred interests and (iv) the issuance of five-year warrants to purchase 2,000,000 shares of Primo common stock at an exercise price equal to $11.88 per share of Primo common stock. Primo financed the transaction through a combination of available cash-on-hand and $186.0 million under the Credit Agreement Term Loan Facility.

The foregoing summary of the Merger Agreement and the Merger does not purport to be a complete description and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Primo’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2016 and is incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, on December 12, 2016, Charles A. Norris, formerly Chairman of Glacier’s board of directors, was appointed as a member of Class III of Primo’s board of directors, effective as of the closing of the Merger, for a term that expires at Primo’s 2019 Annual Meeting of Stockholders. Mr. Norris was appointed to the Primo board of directors pursuant to the terms of the Merger Agreement, which required that, upon the closing of the Merger, Primo would use its reasonable best efforts to cause its board of directors to appoint Mr. Norris to Primo’s board of directors.

Mr. Norris served as Chairman of Glacier’s Board of Directors since June 2001. Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company and wholly-owned subsidiary of McKesson Corporation, where he served as President from 1990 until he retired in October 2000. From 1981 to 1990, Mr. Norris served as President of Deer Park Spring Water Company (now a subsidiary of Nestlé Waters North America) and served in various operational executive positions with Nestlé in both Switzerland and the United States from 1973 to 1985. Mr. Norris is a past Chairman of the International Bottled Water Association, and he is the current Chairman of the Board of Freshpet, Inc. (Nasdaq: FRPT), a pet food company located in Secaucus, New Jersey.

Item 8.01       Other Events

On December 12, 2016, Primo issued a press release announcing the completion of the Merger referred to in Item 2.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The historical financial statements of Glacier were previously reported by Primo in the Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-214200) filed with the SEC on November 29, 2016 and are not required to be included in this Current Report on Form 8-K pursuant to General Instruction B.3 of Form 8-K.

(b)           Pro Forma Financial Information

Unaudited pro forma financial information was previously reported by Primo in the Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-214200) filed with the SEC on November 29, 2016 and is not required to be included in this Current Report on Form 8-K pursuant to General Instruction B.3 of Form 8-K.

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

2.1

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Corporation, Primo Subsidiary, Inc., Glacier Water Services, Inc. and David Shladovsky, as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2016)

10.1

Credit and Guaranty Agreement, dated as of December 12, 2016, among Primo Water Corporation and certain of its Subsidiaries from time to time, as Companies, Various Lenders, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, and Lead Arranger

99.1	Press Release, dated December 12, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: December 13, 2016	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
December 12, 2016	001-34850

PRIMO WATER CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1

Agreement and Plan of Merger, dated as of October 9, 2016, by and among Primo Water Corporation, Primo Subsidiary, Inc., Glacier Water Services, Inc. and David Shladovsky, as Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 11, 2016)

10.1

Credit and Guaranty Agreement, dated as of December 12, 2016, among Primo Water Corporation and certain of its Subsidiaries from time to time, as Companies, Various Lenders, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, and Lead Arranger

99.1	Press Release, dated December 12, 2016.